PRELIMINARY COPY

Raytheon

RAYTHEON COMPANY
C/O AMERICAN STOCK TRANSFER
6201 15TH AVENUE
BROOKLYN, NY 11219

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time on TBD, 2019 for shares held directly and up until 11:59 P.M. Eastern Time on TBD, 2019 for shares held in the Raytheon Savings and Investment Plan. Have your proxy card in hand when you access the web site listed above and follow the instructions to complete an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Raytheon in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail and the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on TBD, 2019 for shares held directly and up until 11:59 P.M. Eastern Time on TBD, 2019 for shares held in the Raytheon Savings and Investment Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Raytheon, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

TBD — KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. — DETACH AND RETURN THIS PORTION ONLY

RAYTHEON COMPANY

The Board of Directors recommends you vote FOR the following proposals.

		For	Against	Abstain
1.	**Raytheon merger proposal**: To adopt the Agreement and Plan of Merger, dated as of June 9, 2019, by and among United Technologies Corporation, Light Merger Sub Corp. and Raytheon Company (the "merger agreement").	☐	☐	☐
2.	**Raytheon merger-related compensation proposal**: To approve, by advisory (non-binding) vote, certain compensation arrangements that may be paid or become payable to Raytheon Company's named executive officers in connection with the merger contemplated by the merger agreement.	☐	☐	☐
3.	**Raytheon adjournment proposal**: To approve the adjournment of the Special Meeting of Stockholders of Raytheon Company to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting of Stockholders of Raytheon Company to adopt the Raytheon merger proposal.	☐	☐	☐

For an address change, please check this box and provide the new address on the back where indicated. ☐

Please date and sign name exactly as it appears hereon. Executors, administrators, trustees, etc. should so indicate when signing. If the stockholder is a corporation, the full corporate name should be inserted and the proxy signed by an officer of the corporation indicating his/her title.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

PRELIMINARY COPY

Raytheon

Special Meeting of Stockholders
TBD, TBD, 2019, TBD Eastern Time
[Address 1]
[Address 2]
[City], [State] [Zip]

Your vote is very important to us. Please vote your proxy at your earliest convenience even if you plan to attend the Special Meeting of Stockholders of Raytheon Company. Voting instructions appear on the reverse side of this card.

NOTE: If you plan to attend the Special Meeting of Stockholders of Raytheon Company, you must follow the admission ticket request procedure in the accompanying joint proxy statement/prospectus. Admission tickets will be available to both registered and beneficial owners of Raytheon common stock. You may apply for an admission ticket by mail to Office of the Corporate Secretary, 870 Winter Street, Waltham, Massachusetts 02451. Ticket requests will not be accepted by phone or email. Raytheon's Corporate Secretary must receive your request for an admission ticket on or before TBD, 2019. In addition to obtaining an admission ticket in advance of the special meeting, you will be required to provide valid government-issued photo identification (e.g., a driver's license or a passport) to be admitted to the Special Meeting of Stockholders of Raytheon Company. If you are a beneficial owner of Raytheon common stock and hold your shares through a broker, bank or other nominee and you plan to attend the Special Meeting of Stockholders of Raytheon Company in person, in addition to following the procedures described above, you will also need to provide proof of beneficial ownership at the record date (e.g., a brokerage statement or account letter from a bank or broker) to obtain your admission ticket for the special meeting. If you wish to vote your shares of Raytheon common stock held in "street name" in person at the meeting, you will have to obtain a written legal proxy in your name from the broker, bank or other nominee holder of record that holds your shares. Please note that seating will be limited and requests for admission tickets will be accepted on a first-come, first-served basis.

Important Notice Regarding Internet Availability of Proxy Materials for the Special Meeting:
The Notice and Joint Proxy Statement/Prospectus are available at www.raytheon.com/proxy.

TBD

Raytheon

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
SPECIAL MEETING OF STOCKHOLDERS
[Day], [Date], 2019

The undersigned hereby appoints TBD, TBD, and TBD, or any of them, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot (with discretionary authority as to any and all other business that may properly come before the meeting), all of the shares of Common Stock of Raytheon Company that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at TBD Eastern Time on TBD, TBD, 2019, at [Address 1], [Address 2], [City], [State] [Zip], and at any adjournment, continuation or postponement thereof.

If the undersigned is a participant in the Raytheon Savings and Investment Plan and has stock allocated to a plan account, the undersigned hereby instructs the trustee of the plan to vote all such shares of stock in accordance with the instructions on the reverse side of this ballot (or if no instructions are provided, then in accordance with the Board recommendations) at the Special Meeting and at any adjournment, continuation or postponement thereof. If a ballot is not received by the trustee, the trustee will vote all such shares of stock at the Special Meeting and any adjournment, continuation or postponement thereof in the same proportion as shares for which voting instructions were received under the plan.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

IF YOU ARE NOT VOTING ON THE INTERNET OR BY TELEPHONE, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address Change: ____

____

(If you noted an Address Change above, please mark the corresponding box on the reverse side.)